UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2012

KITE REALTY GROUP TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street
Suite 1100
Indianapolis, IN	46204
(Address of principal executive offices)	(Zip Code)

(317) 577-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 17, 2012, Kite Realty Group Trust (the “Company”) and Kite Realty Group, L.P., the Company’s operating partnership (the “Operating Partnership”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as a representative of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to offer and sell 10,500,000 of its common shares of beneficial interest, par value $0.01 per share (the “Common Shares”) at a price to the public of $5.20 per Common Share.

Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 1,575,000 Common Shares, which option was exercised in full on October 17, 2012. The Company estimates that the net proceeds from this offering will be approximately $59.9 million. The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.  The closing of the offering is subject to customary closing conditions pursuant to the terms of the Underwriting Agreement. The Company currently expects that the offering of the Common Shares will close on or about October 22, 2012.

The Company intends to contribute the net proceeds from this offering to the Operating Partnership, and the Operating Partnership intends to use the net proceeds from this offering to repay outstanding indebtedness under its revolving credit facility. Such net proceeds may be redeployed for other general corporate purposes, including the acquisition of properties and redevelopment costs.

The Underwriters have performed commercial banking, investment banking and advisory services for the Company from time to time for which they have received customary fees and reimbursement of expenses. The Underwriters may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In addition, affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., KeyBanc Capital Markets Inc., Raymond James & Associates, Inc., Wells Fargo Securities, LLC, RBC Capital Markets, LLC and The Huntington Investment Company are lenders under the Company’s unsecured revolving credit facility and therefore will receive a portion of the net proceeds from the offering through the partial repayment of indebtedness under the unsecured revolving credit facility. In connection with their participation in the revolving credit facility, the Underwriters or their affiliates receive customary fees.

A copy of the Underwriting Agreement is attached to this report as Exhibit 1.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1

Underwriting Agreement dated October 17, 2012, by and among the Company, the Operating Partnership and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several Underwriters listed on Schedule 1 attached thereto

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Common Shares
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

October 19, 2012	/s/ Daniel R. Sink
Daniel R. Sink
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1

Underwriting Agreement dated October 17, 2012, by and among the Company, the Operating Partnership and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several Underwriters listed on Schedule 1 attached thereto

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Common Shares
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)